UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 29, 2016 (January 25, 2016)

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah (State of Incorporation) 1583 South 1700 East Vernal, Utah (Address of principal executive offices)	46-4341605 (I.R.S. Employer Identification No.) 84078 (Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2016, Hard Rock Solutions, LLC (“Hard Rock”), a wholly owned subsidiary of Superior Drilling Products, Inc. (the “Company”), entered into a business subcontractor agreement with Baker Hughes Oilfield Operations, Inc. (“Baker Hughes”). Under this agreement, Hard Rock will supply Baker Hughes with the Company’s Strider Drill Oscillation System (the “Strider Tool”). The Strider Tool utilizes its unique patent-pending design to reduce drill string friction on horizontal wells. The agreement includes customary provisions regarding liens, liability, indemnification, insurance and damages. Subject to certain limitations, the agreement is terminable by Baker Hughes on 30 days prior written notice to Hard Rock.

The foregoing description of the business subcontractor agreement is qualified in its entirety by reference to the text of the business subcontractor agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On January 29, 2016, the Company issued a press release announcing the execution of the Baker Hughes agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Business Subcontractor Agreement between Hard Rock Solutions, LLC and Baker Hughes Oilfield Operations, Inc. dated January 25, 2016.*

99.1	Press released issued on January 29, 2016.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2016

SUPERIOR DRILLING PRODUCTS, INC.

/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer